ARTHUR
                                    ANDERSEN



December 22, 1999                                        ______________________
                                                         Arthur Andersen LLP

                                                         ______________________
Office of the Chief Accountant                           225 Franklin Street
Securities and Exchange Commission                       Boston, MA 02110-2812
450 Fifth Street, NW                                     617 330 4000
Washington, DC  20549



Dear Sir/Madam:

We have read the third paragraph of Item 4 included in the Form 8-K dated December 22, 1999 of Designs, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP

Arthur Andersen LLP

Copy to
Kenneth R. Rogers, Jr., Senior Vice President, Designs, Inc.